SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                                --------------------
                                      FORM 8-K

                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE

                          SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2002

                                  BORGWARNER INC.
                 (Exact Name of Registrant as Specified in Charter)

Delaware                      1-12162                       13-3404508
-----------                   ------------                  -----------
(State or Other               (Commission File Number)      IRS Employer
Jurisdiction of                                             Identification
Incorporation)                                              Number

200 South Michigan Avenue, Chicago, Illinois, 60604
(Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code:    (312) 322-8500

Item 5.  Other Events.

     The Company has been advised that on August 5, 2002, for estate planning purposes, John F. Fiedler, Chief Executive Officer of the Company, and The Five Dancing Bears LP, a family limited partnership of which Mr. Fiedler is the general partner, each entered into a trading plan (the "Plans") designed to comply with Rule 10b5-1(c)(1) of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, directors and officers may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and times.

     Each Plan provides that UBS PaineWebber will execute the sale of a certain number of shares of Company common stock on the 21st day of each month if the price of the Company's stock on that day is greater than or equal to $60 per share. The Five Dancing Bears Plan provides for the sale of 8,000 shares per month (except for in September 2002 where 3,000 shares may be sold) and terminates on December 31, 2003. The other Plan provides for the sale of 8,000 shares for the first month and 5,000 shares during the second month of the Plan and terminates on December 31, 2002. Up to 44,000 shares in the aggregate may be sold under the Plans. Except as may be required by law, the Company does not undertake to report future plans by officers or directors of the Company nor to report modifications, terminations, transactions or other activities under such plans.


SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 16, 2002


                                   BORGWARNER INC.


                              By:
                                   /s/Vincent M. Lichtenberger
                                   Vincent M. Lichtenberger
                                   Assistant Secretary